SUB - ITEM 77Q1(a)

The Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised June 24, 2004, are contained in Post-Effective Amendment No. 50 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 9, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Appendix A to the Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated July 20, 2004, is contained in Post-Effective Amendment No. 39 to the Registration Statement for MFS Municipal Series Trust (File Nos. 2-92915 and 811-4093), as filed with the Securities and Exchange Commission via EDGAR on July 29, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised September 20, 2004, are contained in Post-Effective Amendment No. 53 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on October 1, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.